EXHIBIT 99.1

Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA REPORTS RECORD FIRST-QUARTER RESULTS

-----------------

Record Net Sales and Net Earnings

Consolidated Gross Margin Expands 790 Basis Points

First-Quarter Earnings Per Diluted Share of $0.69

Aggregates Product Line Volume Up 13% and Pricing Up 8%

Magnesia Specialties Record Results

-----------------

Company Raises Full–Year EBITDA Guidance to $1.00 Billion to $1.05 Billion

-----------------

RALEIGH, North Carolina (May 5, 2016) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported record results for the first quarter ended March 31, 2016.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated: “We are especially pleased to report a record first quarter even as we are only in the early-stage of recovery in broadly-based construction activity. Our ability to perform so well without the benefit of consistent macroeconomic support reflects positively on Martin Marietta’s disciplined execution against our strategic priorities.  Our results also are indicative of our strict adherence to maintaining a relentless strategic and tactical focus on our leading operating positions in economically-diverse, high-growth geographies, and improving market conditions throughout the vast majority of our business. This enabled us to achieve a 790-basis-point expansion in gross margin (excluding freight and delivery revenues).  First-quarter results were supported by several years of slow, but steady job growth, and evident in the double-digit aggregates product line volume growth, strong price increases and improved profitability of both our aggregates-related downstream businesses and Cement business.  Our year-over-year comparisons further underscore the continued steady economic recovery in our business, much of which was masked in 2015 by historic levels of rainfall.

“In the first quarter of 2016 our aggregates product line volume grew over 13 percent and pricing increased over 8 percent.  The Mid-America Group led with a 28 percent increase in aggregates product line shipments, resulting from the start of several large, principally state-funded highway projects across North Carolina and South Carolina, and increased residential and non-residential construction activity, across a broad spectrum of end-use demand. The West Group reported a 5 percent increase in volumes and an 11 percent increase in pricing. Of particular note, North Texas aggregates product line volumes and pricing increased 28 percent and 12 percent, respectively, for the quarter.  The Dallas-Fort Worth Metroplex is the fastest growing area in Texas, and one of the top nationally for both job growth and residential construction. Further, the Texas Department of Transportation forecasts an $8 billion fiscal year infrastructure construction plan, which, together with the North Texas Tollway Authority and the Harris County Tollway Authority, should lead to further growth in customer backlogs. Our leading Texas market positions will allow us to capitalize on these opportunities for the balance of the year, and, indeed, for years to come.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

Mr. Nye continued, “Our first-quarter consolidated results reflect a nearly 70 percent incremental gross margin (excluding freight and delivery revenues), exceeding our internal expectations as we entered 2016.  Accordingly, we are increasing our full-year EBITDA guidance to a range of $1.00 billion to $1.05 billion driven by our anticipated margin expansion in nearly every line of business.  On the strength of both the quarter and our customers’ backlogs, we have also increased our aggregate product line volume growth to six percent to eight percent as we expect continued positive employment growth in our key markets and normal weather patterns. We further anticipate an environment where our operations can run safely, more efficiently and the benefits of strategic and operational excellence initiatives, including, acquisition integration, all coalesce to deliver increasing shareholder value.”

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

NOTABLE ITEMS FOR THE QUARTER (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FIRST QUARTER)

	Quarter-ended March 31,
	2016	2015
Consolidated net sales	$ 734.0M	$ 631.9 M
% growth	16.2%
Consolidated gross profit	$ 144.6M	$ 74.3 M
% growth	94.8%
Consolidated gross profit margin (excluding freight and delivery revenues)	19.7%	11.8%
margin expansion	790 bps
Earnings from operations	$ 83.8M	$ 25.6M
% growth	227.6%
EBITDA [1]	$ 152.6M	$ 91.2M
% growth	67.3%
Earnings per diluted share	$0.69	$0.07
Aggregates:
Volume (total tons)	32,665	28,836
% growth	13.3%
Average selling price per ton	$13.04	$12.06
% growth	8.1%
Aggregates business net sales	$ 604.6M	$ 476.5M
% growth	26.9%
Aggregates business gross profit	$ 93.0M	$ 38.7 M
% growth	140.2%
Aggregates business gross profit margin (excluding freight and delivery revenues)	15.4%	8.1%
margin expansion	730 bps
Cement: [2]
Volume (total tons)	957,000	841,000
% growth	13.8%
Average selling price per ton	$100.04	$96.58
% growth	3.6%

1 See page 23 for a reconciliation to net earnings.

2 Cement volume, price per ton and growth reflect Texas cement operations. The first quarter 2015 cement volume and price per ton exclude net sales of $32.5 million and shipment volumes of 376 thousand tons related to the California cement operations which were sold in the third quarter of 2015.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

QUARTERLY OPERATING RESULTS (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FIRST QUARTER UNLESS NOTED OTHERWISE)

Aggregates Business

Aggregates Shipments by End-Use

	Quarter-ended March 31, 2016
	% of total sales	% growth
Infrastructure	39%	13%
Nonresidential	33%	14%
Residential	18%	20%
ChemRock / Rail	10%	1%

Aggregates product line shipments reflect growth in all end-use markets.  Shipments to the infrastructure market comprised 39 percent of quarterly volumes and increased 13 percent.  Growth was driven by large projects in North Carolina and the Southeast, two areas that passed legislation in 2015 increasing near and long-term state infrastructure spending.

The nonresidential market represented 33 percent of quarterly aggregates product line shipments and increased 14 percent.  The Mid-America Group led with a 50 percent increase in heavy nonresidential and 25 percent increase in light nonresidential.  Notably, an improving economy is driving business investment in, for example, industrial warehouse and distribution facilities, which have been dormant in much of the Mid-America Group’s markets over the past several years.  The West Group saw a slight increase in nonresidential activity as the diversified Texas economy generated a broad range of projects replacing energy-related shale shipments currently displaced by volatile oil prices.

The residential market accounted for 18 percent of quarterly aggregates product line shipments. Volumes to this segment increased 20 percent as the housing recovery continues and expands, particularly in the southeastern portion of the country.  Housing activity in the United States generally remains well below historic averages. That said, housing permits, starts and completions are all up more than ten percent for the trailing-twelve months ended March 2016. Notably, during the first quarter, North Carolina, Iowa, Florida and South Carolina all reported double-digit growth in housing starts.  The ChemRock/Rail market accounted for the remaining 10 percent of aggregates product line volumes and increased slightly.

Overall, aggregates product line shipments increased 13.3 percent.  Geographically, growth was led by the Mid-America Group, which increased 27.8 percent. The Southeast and West Groups achieved an increase of 5.6 percent and 5.4 percent, respectively.

Aggregates product line pricing improvement of 8.1 percent reflects growth in all reportable groups, led by the 11.3 percent increase in the West Group. In addition to North Texas, double-digit pricing growth was also achieved in Central Texas, South Texas and Colorado markets. The Southeast Group and Mid-America Group reported increases of 7.3 percent and 4.3 percent, respectively.

The ready mixed concrete product line benefitted from strong demand and much improved operating conditions driving a reported 31.0 percent increase in shipments and an 11.7 percent increase in average selling price, resulting in a 46.4 percent increase in net sales and an 810-basis-point improvement in gross margin (excluding freight and delivery revenues).  The Aggregates business gross margin (excluding freight and delivery

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

revenues) was 15.4 percent, an increase of 730 basis points, which was driven by strength in economic recovery in the southeastern portion of the United States, including North Carolina and South Carolina.

Cement Business

The Cement business benefitted from strong demand and better weather in Texas and for the quarter generated $69.9 million of net sales and $32.6 million of gross profit. Cement shipments increased 13.8 percent coupled with a 3.6 percent improvement in pricing (excluding the impact of the California cement operations sold in 2015). The quarterly gross margin (excluding freight and delivery revenues) of 46.6 percent compared very favorably to the prior year quarter’s 35.9 percent (excluding the impact of the California cement operations sold in 2015), which was partly aided by favorable energy costs. The business announced price increases beginning April 1, 2016. However, there is a lag time before the full impact of the price increases is realized.

The Cement business is benefitting from broad based strength in Texas markets, where demand exceeds local supply.  The Portland Cement Association, or PCA, forecasts continued supply/demand imbalance in Texas over the next several years.  The business incurred $5.6 million in planned cement kiln maintenance costs, which are expected to be heaviest in the third quarter.

Magnesia Specialties Business

Magnesia Specialties continued to deliver strong performance and generated first-quarter record net sales of $59.5 million. Gross margin (excluding freight and delivery revenues) in the quarter expanded 430 basis points to a record 38.6 percent. First-quarter earnings from operations were $20.6 million compared with $17.8 million.

CONSOLIDATED OPERATING RESULTS

Consolidated SG&A was 8.2 percent of net sales compared with 7.8 percent in the prior-year quarter.  The increase of 40 basis points reflects increased incentive compensation costs and continued investment in information systems improvements. Earnings from operations for the quarter were $83.8 million compared with $25.6 million in the prior-year period.

The estimated effective income tax rate for the quarter was 30 percent, in line with annual guidance.  For the year, the Company expects to fully utilize the $33 million remaining net operating loss carryforwards acquired with TXI.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for the first quarter was $67.0 million in 2016 compared with $35.1 million in 2015.  The increase is principally attributable to higher earnings before depreciation, depletion and amortization expense.

At March 31, 2016, the ratio of consolidated debt to consolidated EBITDA, as defined, for the trailing-twelve months was 2.1 times, in compliance with the Company’s leverage covenant.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

SHARE REPURCHASE PROGRAM

The Company is authorized to execute a share repurchase program under which it may acquire up to 20 million shares of its outstanding common stock. Repurchases are expected to be carried out through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share purchase transactions, or any combination of such methods. The Company expects to complete the repurchase program over the next several years, though the actual timing of completion will be based on an ongoing assessment of the capital needs of the business, the market price of the Company’s common stock and general market conditions. Share repurchases will be undertaken based on then-current business and market factors; therefore, the actual return of capital in any single quarter may vary. The repurchase program may be modified, suspended or discontinued by the Company at any time without prior notice.

During the quarter, the Company repurchased 1,028,000 shares of its common stock for $150 million. As of March 31, 2016, there were 63.5 million shares of Martin Marietta common stock outstanding and 15.7 million shares remaining under the current repurchase authorization.

FULL-YEAR OUTLOOK

The Company is encouraged by positive trends in the markets it serves and its ability to execute its strategic business plans. Notably:

•

For the public sector, modest growth is expected in 2016 as new monies begin to flow into the system, particularly in the second half of the year.  Additionally, state initiatives to finance infrastructure projects, including support from TIFIA (Transportation Infrastructure Finance and Innovation Act), are expected to grow and continue to play an expanded role in public-sector activity.

•

Nonresidential construction is expected to increase in both the heavy industrial and commercial sectors.  The Dodge Momentum Index is near its highest level since 2009 and signals continued growth. Additionally, energy-related economic activity, including follow-on public and private construction activities in its primary markets, will be mixed with overall strength in large downstream construction projects more than offsetting declines in shale exploration-related volumes.

•

Residential construction is expected to continue to experience good growth metrics, driven by positive employment gains, historically low levels of construction activity over the previous several years, low mortgage rates, significant lot absorption, and higher multi-family rental rates.

Based on these trends and expectations, the Company anticipates the following for the full year:

•	Aggregates end-use markets compared to 2015 levels are as follows:

•Infrastructure market to increase mid-to-high single digits.

•Nonresidential market to increase in the high-single digits.

•Residential market to experience a double-digit increase.

•ChemRock/Rail market to remain relatively flat to modestly down.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

2016 GUIDANCE
	Low	High
Consolidated Results
Consolidated net sales	$ 3.5B	$ 3.7B
Consolidated gross profit	$ 945M	$ 1.0B

SG&A	$ 220M	$ 220M
Interest expense	$ 80M	$ 80M
Estimated tax rate (excluding discrete events)	30.0%	30.0%
Capital Expenditures	$ 350M	$ 350M

EBITDA	$ 1.00B	$ 1.05B

Aggregates Product Line
Volume (total tons) [1]	165.5M	168.5M
% growth [1]	6%	8%

Volume (external tons)	156.0M	159.0M
% growth	6%	8%
Average selling price per ton	$ 12.75	$ 13.00
% growth	6%	8%

Net sales	$ 1.95B	$ 2.05B
Gross profit	$ 620M	$ 655M

Direct production cost per ton shipped	$ 7.35	$ 7.50

Aggregates-related downstream operations
Net sales	$ 1.00B	$ 1.10B
Gross profit	$ 110M	$ 115M

Cement
Volume (external tons)	2.8M	2.9M
% growth [2]	8%	11%
Average selling price per ton	$107.00	$109.00
% growth [2]	6%	8%

Net sales	$ 300M	$ 320M
Gross profit	$ 130M	$ 140M

Magnesia Specialties
Net sales	$ 235M	$ 240M
Gross profit	$ 85M	$ 90M

1 Represents 2016 total aggregate volumes, which includes approximately 9.5 million internal tons. Volume growth ranges are in comparison to total volumes of 156.4 million tons as reported for the full year 2015, which includes 9.2 million internal tons.

2 2016 cement volume and price growth ranges are provided for Texas cement. The 2015 comparable excludes the sales of $96 million and volumes of 1.1 million tons related to the California cement operations which were sold in the third quarter of 2015.  See page 20 for quarterly 2015 operational results for the California cement operations.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

RISKS TO OUTLOOK

The 2016 outlook includes management’s assessment of the likelihood of certain risks and uncertainties that will affect performance, including but not limited to: both price and volume, and a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction; a further decline in energy-related drilling activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline and certain regulatory or other economic factors; a slowdown in the residential construction recovery, or some combination thereof; a reduction in economic activity in the Company’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and a reduction in capital investment by the railroads; an increase in the cost of compliance with governmental laws and regulations; and unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to its cement production facilities.  Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability.  If these negatively affect transportation budgets more than in the past, construction spending could be reduced.  Cement is subject to cyclical supply and demand and price fluctuations.  The Magnesia Specialties business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

The Company’s principal business serves customers in aggregates-related construction markets.  This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, help to mitigate the risk of uncollectible receivables.  The level of aggregates demand in the Company’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability.  Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly.  Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts.  Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Company’s long-haul distribution network.  The Cement business is also energy intensive and fluctuations in the price of coal affects costs.  The Magnesia Specialties business is sensitive to changes in domestic steel capacity utilization and the absolute price and fluctuations in the cost of natural gas.

Transportation in the Company’s long-haul network, particularly the supply of rail cars and locomotive power and condition of rail infrastructure to move trains, affects the Company’s ability to efficiently transport aggregate into certain markets, most notably Texas, Florida and the Gulf Coast.  In addition, availability of rail cars and locomotives affects the Company’s ability to move dolomitic lime, a key raw material for magnesia chemicals, to both the Company’s plant in Manistee, Michigan, and customers.  The availability of trucks, drivers and railcars to transport the Company’s product, particularly in markets experiencing high growth and increased demand, is also a risk and pressures the associated costs.

All of the Company’s businesses are also subject to weather-related risks that can significantly affect production schedules and profitability.  The first and fourth quarters are most adversely affected by winter weather.  Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

Risks to the outlook also include shipment declines as a result of economic events beyond the Company’s control.  In addition to the impact on nonresidential and residential construction, the Company is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

The Company’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its first quarter 2016 earnings results on a conference call and an online web simulcast today (May 5, 2016).  The live broadcast of the Martin Marietta conference call will begin at 2:00 p.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Company’s website.  Additionally, the Company has posted supplemental financial information related to its first-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 96798143.

Martin Marietta, an American-based company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 26 states, Canada and the Bahamas.  Dedicated teams at Martin Marietta supply the resources for the roads, sidewalks and foundations on which we live.  Martin Marietta's Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Elisabeth Eisleben

Director, Investor Relations

(919) 510-4776

Elisabeth.eisleben@martinmarietta.com

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results.  Forward-looking statements give the investor the Corporation’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as "anticipate," "expect," "should be," "believe," “will,” and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a further slowdown in energy-related drilling activity, particularly in Texas; a slowdown in residential construction recovery; a reduction in construction activity and related shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to cement production facilities; increasing governmental regulation, including environmental laws; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Corporation’s materials, particularly in areas with significant energy-related activity, such as Texas and Colorado; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate;  violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation.  The Corporation assumes no obligation to update any such forward-looking statements.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Net sales	$734.0	$631.9
Freight and delivery revenues	54.8	59.5
Total revenues	788.8	691.4
Cost of sales	589.4	557.6
Freight and delivery costs	54.8	59.5
Total cost of revenues	644.2	617.1
Gross profit	144.6	74.3
Selling, general and administrative expenses	59.9	49.5
Acquisition-related expenses, net	0.4	1.6
Other operating expenses and (income), net	0.5	(2.4)
Earnings from operations	83.8	25.6
Interest expense	20.0	19.3
Other nonoperating (income) and expenses, net	(1.0)	0.9
Earnings from continuing operations before taxes on income	64.8	5.4
Income tax expense (benefit)	19.7	(0.8)
Consolidated net earnings	45.1	6.2
Less: Net earnings attributable to noncontrolling interests	0.1	0.1
Net earnings attributable to Martin Marietta Materials, Inc.	$45.0	$6.1

Net earnings per common share attributable to common shareholders:
Basic	$0.70	$0.07
Diluted	$0.69	$0.07

Dividends per common share	$0.40	$0.40

Average number of common shares outstanding:
Basic	64.2	67.4
Diluted	64.4	67.7

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended
	March 31,
	2016	2015
Net sales:
Aggregates Business:
Mid-America Group	$173.4	$129.7
Southeast Group	67.3	59.7
West Group	363.9	287.1
Total Aggregates Business	604.6	476.5
Cement	69.9	96.6
Magnesia Specialties	59.5	58.8
Total	$734.0	$631.9
Gross profit (loss):
Aggregates Business:
Mid-America Group	$27.4	$7.1
Southeast Group	10.3	3.1
West Group	55.3	28.5
Total Aggregates Business	93.0	38.7
Cement	32.6	19.0
Magnesia Specialties	23.0	20.2
Corporate	(4.0)	(3.6)
Total	$144.6	$74.3
Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$13.1	$12.9
Southeast Group	3.9	4.3
West Group	16.9	15.7
Total Aggregates Business	33.9	32.9
Cement	6.3	6.7
Magnesia Specialties	2.3	2.4
Corporate	17.4	7.5
Total	$59.9	$49.5
Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$15.7	$(4.2)
Southeast Group	8.0	(1.5)
West Group	40.1	14.5
Total Aggregates Business	63.8	8.8
Cement	26.3	12.2
Magnesia Specialties	20.6	17.8
Corporate	(26.9)	(13.2)
Total	$83.8	$25.6

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended
	March 31,
	2016	2015
Net sales by product line:
Heritage:
Aggregates Business:
Aggregates	$404.1	$332.2
Asphalt	3.6	9.6
Ready Mixed Concrete	184.1	127.6
Road Paving	7.5	7.1
Total Aggregates Business	599.3	476.5
Cement Business	69.9	96.6
Magnesia Specialties Business	59.5	58.8
Acquisition:
Aggregates Business:
Aggregates	2.4	-
Asphalt	0.2	-
Ready Mixed Concrete	2.7	-
Total Aggregates Business	5.3	-
Total	$734.0	$631.9
Gross profit (loss) by product line:
Heritage:
Aggregates Business:
Aggregates	$82.3	$41.4
Asphalt	(2.1)	(1.5)
Ready Mixed Concrete	18.0	2.1
Road Paving	(3.9)	(3.3)
Total Aggregates Business	94.3	38.7
Cement Business	32.6	19.0
Magnesia Specialties Business	23.0	20.2
Corporate	(4.0)	(3.6)
Acquisition:
Aggregates Business:
Aggregates	(1.2)	-
Asphalt	(0.2)	-
Ready Mixed Concrete	0.1	-
Total Aggregates Business	(1.3)	-
Total	$144.6	$74.3

Depreciation	$61.4	$59.8
Depletion	3.2	3.1
Amortization	3.8	4.4
	$68.4	$67.3

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	March 31,	December 31,	March 31,
	2016	2015	2015
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$27.2	$168.4	$56.4
Accounts receivable, net	448.0	410.9	381.4
Inventories, net	485.4	469.1	505.0
Other current assets	37.7	33.2	103.0
Property, plant and equipment, net	3,263.0	3,156.0	3,365.1
Intangible assets, net	2,654.7	2,578.8	2,663.4
Other noncurrent assets	142.3	141.2	103.0
Total assets	$7,058.3	$6,957.6	$7,177.3

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$177.4	$18.7	$13.9
Other current liabilities	314.7	348.0	329.1
Long-term debt (excluding current maturities)	1,575.3	1,550.1	1,562.2
Other noncurrent liabilities	1,045.3	980.6	929.9
Total equity	3,945.6	4,060.2	4,342.2
Total liabilities and equity	$7,058.3	$6,957.6	$7,177.3

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In millions)
	Three Months Ended
	March 31,
	2016	2015
Operating activities:
Consolidated net earnings	$45.1	$6.2
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	68.4	67.3
Stock-based compensation expense	7.2	2.9
Loss (gain) on divestitures and sales of assets	(0.1)	(1.6)
Deferred income taxes	18.0	27.8
Excess tax benefits from stock-based compensation	(1.3)	(0.1)
Other items, net	(2.0)	1.1
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(29.7)	40.0
Inventories, net	(13.5)	(19.1)
Accounts payable	9.2	(20.3)
Other assets and liabilities, net	(34.3)	(69.1)
Net cash provided by operating activities	67.0	35.1

Investing activities:
Additions to property, plant and equipment	(94.2)	(56.1)
Acquisitions, net	(123.0)	(10.6)
Cash received in acquisition	3.4	-
Proceeds from divestitures and sales of assets	3.4	1.5
Repayments from affiliate	-	1.8
Net cash used for investing activities	(210.4)	(63.4)

Financing activities:
Borrowings of long-term debt	210.0	-
Repayments of long-term debt	(26.4)	(4.7)
Payments on capital leases	(0.8)	(0.8)
Change in bank overdraft	(10.2)	(0.2)
Repurchases of common stock	(150.0)	-
Dividends paid	(25.8)	(28.4)
Excess tax benefits from stock-based compensation	1.3	0.1
Issuances of common stock	4.1	10.0
Net cash provided by (used for) financing activities	2.2	(24.0)

Net increase in cash and cash equivalents	(141.2)	(52.3)
Cash and cash equivalents, beginning of period	168.4	108.7
Cash and cash equivalents, end of period	$27.2	$56.4

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended
	March 31, 2016
	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	27.8%	4.3%
Southeast Group	5.6%	7.3%
West Group	4.4%	11.3%
Heritage Aggregates Operations	12.8%	8.1%
Aggregates Product Line (3)	13.3%	8.1%

	Three Months Ended
	March 31,
Shipments (tons in thousands)	2016	2015
Heritage Aggregates Product Line: (2)
Mid-America Group	12,922	10,110
Southeast Group	4,318	4,090
West Group	15,279	14,636
Heritage Aggregates Operations	32,519	28,836
Acquisitions	146	-
Aggregates Product Line (3)	32,665	28,836

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Heritage Aggregates Product Line and Heritage Aggregates Operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period.
(3) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

	Three Months Ended
	March 31,
	2016	2015
Heritage (in thousands)
Aggregates tons - external customers	30,603	27,132
Internal aggregates tons used in other product lines	1,916	1,704
Total aggregates tons	32,519	28,836

Asphalt tons - external customers	69	213
Internal asphalt tons used in road paving business	65	57
Total asphalt tons	134	270

Ready Mixed Concrete - cubic yards	1,763	1,363

Cement tons - external customers	685	1,025
Internal cement tons used in other product lines	272	192
Total Cement tons	957	1,217

Acquisitions (in thousands)
Aggregates tons - external customers	141	-
Internal aggregates tons used in other product lines	5	-
Total aggregates tons	146	-

Total asphalt tons - external customers	11	-

Ready Mixed Concrete - cubic yards	23	-

Average unit sales price by product line (including internal sales):
Heritage:
Aggregates (per ton)	$13.04	$12.06
Asphalt (per ton)	$42.85	$43.65
Ready Mixed Concrete (per cubic yard)	$102.28	$91.72
Cement (per ton)	$100.04	$93.41

Acquisitions:
Aggregates (per ton)	$12.50	$-
Asphalt (per ton)	$39.95	$-
Ready Mixed Concrete (per cubic yard)	$115.84	$-

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures.  The Company presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Company's operating results.  Further, management believes it is consistent with the basis by which investors analyze the Company's operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup.  Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP").  The following tables present the calculations of gross margin and operating margin for the three months ended March 31, 2016 and 2015, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Gross Margin in Accordance with Generally Accepted	Three Months Ended
Accounting Principles	March 31,
	2016	2015
Gross profit	$144.6	$74.3
Total revenues	$788.8	$691.4
Gross margin	18.3%	10.7%

	Three Months Ended
Gross Margin Excluding Freight and Delivery Revenues	March 31,
	2016	2015
Gross profit	$144.6	$74.3
Total revenues	$788.8	$691.4
Less: Freight and delivery revenues	(54.8)	(59.5)
Net sales	$734.0	$631.9
Gross margin excluding freight and delivery revenues	19.7%	11.8%

Operating Margin in Accordance with Generally Accepted	Three Months Ended
Accounting Principles	March 31,
	2016	2015
Earnings from operations	$83.8	$25.6
Total revenues	$788.8	$691.4
Operating margin	10.6%	3.7%

	Three Months Ended
Operating Margin Excluding Freight and Delivery Revenues	March 31,
	2016	2015
Earnings from operations	$83.8	$25.6
Total revenues	$788.8	$691.4
Less: Freight and delivery revenues	(54.8)	(59.5)
Net sales	$734.0	$631.9
Operating margin excluding freight and delivery revenues	11.4%	4.1%

- MORE -

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Aggregates Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended
	March 31,
	2016	2015
Gross profit	$93.0	$38.7
Total revenues	$651.0	$526.1
Gross margin	14.3%	7.4%

Aggregates Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended
	March 31,
	2016	2015
Gross profit	$93.0	$38.7
Total revenues	$651.0	$526.1
Less: Freight and delivery revenues	(46.4)	(49.5)
Net sales	$604.6	$476.6
Gross margin excluding freight and delivery revenues	15.4%	8.1%

Cement Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended
	March 31,
	2016	2015
Gross profit	$32.6	$19.0
Total revenues	$73.6	$102.1
Gross margin	44.3%	18.6%

Cement Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended
	March 31,
	2016	2015
Gross profit	$32.6	$19.0
Total revenues	$73.6	$102.1
Less: Freight and delivery revenues	(3.7)	(5.5)
Net sales	$69.9	$96.6
Gross margin excluding freight and delivery revenues	46.6%	19.7%

-MORE-

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)
			Three Months Ended
Cement Business, excluding California cement operations, Gross Margin in Accordance with Generally Accepted Accounting Principles			March 31, 2015

Gross profit			$23.0
Total revenues			$65.3
Gross margin			35.2%

			Three Months Ended
Cement Business, excluding California cement operations, Gross Margin Excluding Freight and Delivery Revenues			March 31, 2015

Gross profit			$23.0
Total revenues			$65.3
Less: Freight and delivery revenues			(1.2)
Net sales			$64.1
Gross margin excluding freight and delivery revenues			35.9%

The following presents 2015 cement shipments for the California cement operations prior to the September 30, 2015 divestiture:
California Cement 2015 Metrics (divested on September 30, 2015)	2015 - Three Months Ended
	March 31	June 30	September 30
Shipment tons (000s)	376	367	328

Net sales	$32.5	$33.9	$30.0
Gross (loss) profit	$(4.0)	$3.7	$3.4

-MORE-

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Magnesia Specialties Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended
	March 31,
	2016	2015
Gross profit	$23.0	$20.2
Total revenues	$64.2	$63.2
Gross margin	35.8%	32.0%

Magnesia Specialties Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended
	March 31,
	2016	2015
Gross profit	$23.0	$20.2
Total revenues	$64.2	$63.2
Less: Freight and delivery revenues	(4.7)	(4.4)
Net sales	$59.5	$58.8
Gross margin excluding freight and delivery revenues	38.6%	34.3%

Ready Mixed Concrete Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended
	March 31,
	2016	2015
Gross profit	$18.1	$2.1
Total revenues	$187.1	$127.9
Gross margin	9.7%	1.6%

Ready Mixed Concrete Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended
	March 31,
	2016	2015
Gross profit	$18.1	$2.1
Total revenues	$187.1	$127.9
Less: Freight and delivery revenues	(0.3)	(0.2)
Net sales	$186.8	$127.7
Gross margin excluding freight and delivery revenues	9.7%	1.6%

-MORE-

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing 12 months is a covenant under the Company's revolving credit facility, term loan facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing 12 months cannot exceed 3.50 times as of March 31, 2016, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing 12 months at March 31, 2016. For supporting calculations, refer to Company's website at www.martinmarietta.com.

Twelve Month Period
April 1, 2015 to
March 31, 2016
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$327.7
Add back:
Interest expense	77.0
Income tax expense	145.3
Depreciation, depletion and amortization expense	262.5
Stock-based compensation expense	17.9
Acquisition-related expenses, net, related to the TXI acquisition	20.6

Deduct:
Interest income	(0.6)

Consolidated EBITDA, as defined	$850.4

Consolidated Debt, including debt for which the Company is a co-borrower, at March 31, 2016	$1,777.1

Consolidated Debt-to-Consolidated EBITDA, as defined,
at March 31, 2016, for the trailing twelve month EBITDA	2.09 times

-MORE-

MLM Announces First-Quarter 2016 Results

May 5, 2016

EBITDA is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA is as follows for the three months ended March 31, 2016 and 2015.

	Three Months Ended
	March 31,
	2016	2015
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$152.6	$91.2

A Reconciliation of Net Earnings (Loss) Attributable to Martin Marietta Materials, Inc. to Consolidated EBITDA is as follows:
	Three Months Ended
	March 31,
	2016	2015
Net Earnings Attributable to Martin Marietta Materials, Inc.	$45.0	$6.1
Add back:
Interest Expense	20.0	19.3
Taxes on Income	19.7	(0.8)
Depreciation, Depletion and Amortization Expense	67.9	66.6
Consolidated EBITDA	$152.6	$91.2

-MORE-

MLM Announces First-Quarter 2016 Results

May 5, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Incremental consolidated gross margin (excluding freight and delivery revenues) is a non-GAAP measure.  The Company presents this metric to enhance analysts' and investors' understanding of the impact of increased net sales on profitability.   Due to the significant amount of fixed costs, gross margin (excluding freight and delivery revenues) typically increases at a disproportionate rate in periods of increased shipments. The following shows the calculation of incremental consolidated gross margin (excluding freight and delivery revenues)  for the quarter ended March 31, 2016:

Consolidated net sales for the quarter ended March 31, 2016	$734.0
Consolidated net sales for the quarter ended March 31, 2015	631.9
Incremental net sales	$102.1

Consolidated gross profit for the quarter ended March 31, 2016	$144.6
Consolidated gross profit for the quarter ended March 31, 2015	74.3
Incremental gross profit	$70.3

Incremental consolidated gross margin (excluding freight and delivery revenues) for the quarter ended March 31, 2016	69%

-END-